Exhibit (n)(3)

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Long, Jeffrey Fox and Scott Betz, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form N-2 and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Name	Title	Date

/s/ Christopher D. Long	Chief Executive Officer and	October 13, 2023
Christopher D. Long	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Jeffrey D. Fox	Chief Financial Officer	October 13, 2023
Jeffrey D. Fox	(Principal Financial and Accounting Officer)

/s/ Megan L. Webber	Director	October 13, 2023
Megan L. Webber

/s/ James W. Neville Jr.	Director	October 13, 2023
James W. Neville Jr.

/s/ Christopher C. Nelson	Director	October 13, 2023
Christopher C. Nelson